SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  MAY 17, 2002

                Date of Report (Date of earliest event reported)

                       [GRAPHIC OMITTED - NW NATURAL LOGO]

                          NORTHWEST NATURAL GAS COMPANY

             (Exact name of registrant as specified in its charter)



                            Commission File No. 0-994

OREGON                                                       93-0256722
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

                 220 N.W. SECOND AVENUE, PORTLAND, OREGON 97209
               (Address of principal executive offices) (Zip Code)

       Registrant's Telephone Number, including area code: (503) 226-4211


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                           Part II. OTHER INFORMATION

Item 5.  Other Events

         As previously reported, on October 5, 2001, Northwest Natural Gas Company ("NW Natural") and Enron Corp., an Oregon corporation ("Enron"), entered into a Stock Purchase Agreement (the "Stock Purchase Agreement") providing for the acquisition, by a wholly owned subsidiary of NW Natural formed to serve as a holding company, of all of the issued and outstanding common stock of Portland General Electric Company, an Oregon corporation and wholly-owned subsidiary of Enron ("PGE").

         On December 2, 2001, Enron filed for reorganization under Chapter 11 of the United States Bankruptcy Code in U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). PGE did not file for reorganization under Chapter 11.

         On May 17, 2002, NW Natural and Enron entered into a Termination Agreement (the "Termination Agreement") providing for the termination of the Stock Purchase Agreement. The termination of the Stock Purchase Agreement is subject to, and effective upon, the satisfaction of the following conditions (a) entry of a final order by the Bankruptcy Court approving the Termination Agreement and (b) the consent of the lenders from whom Enron has obtained debtor-in-possession financing. The Termination Agreement also provides for mutual releases from any legal action associated with the Stock Purchase Agreement.

         Through March 31, 2002, NW Natural had recorded approximately $11.9 million of costs relating to the acquisition as deferred costs for the purchase of PGE. Upon the termination of the acquisition, NW Natural will recognize these costs and any subsequent costs incurred, estimated at approximately $1.0 million, as current expense.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits:

         10.1 - Termination Agreement, dated May 17, 2002, by and among Enron Corp., Northwest Natural Gas Company, Northwest Energy Corporation and Enron Northwest Assets, LLC.

         99    -  Press Release of Northwest Natural Gas Company issued May 16,
                  2002.


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SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         NORTHWEST NATURAL GAS COMPANY
                                         (Registrant)


Dated:  May 20, 2002                            /s/  Bruce R. DeBolt
                                         ---------------------------------------
                                         Senior Vice President and
                                         Chief Financial Officer


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                                  EXHIBIT INDEX


     Exhibits          Description
     --------          -----------

     10.1 - Termination Agreement, dated May 17, 2002, by and among Enron Corp., Northwest Natural Gas Company, Northwest Energy Corporation and Enron Northwest Assets, LLC.

     99    -  Press Release of Northwest Natural Gas Company issued May 16,
              2002.


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